SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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SCHERING-PLOUGH CORPORATION
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A Message from the CEO

Dear Fellow Shareowners,

The remarkable transformation of our company continues.

Since we launched our six-year to eight-year strategic Action Agenda in the spring of 2003, we have completed the Stabilize, Repair, and Turnaround phases. Last October, we announced the start of the next of our Action Agenda’s five phases: the Build the Base phase.

We have clearly moved from a survive mode to a thrive mode.

During the last three years, we have taken a number of actions to build long-term value, and this can be seen in our performance — growing sales, increasing earnings, transforming our cash flow situation and increasing total shareholder return. Our recent agreement to acquire Organon BioSciences N.V. has great potential to further accelerate this work, given its strong fit strategically, scientifically and financially.

Schering-Plough today is emerging among the most dynamic companies in our Peer Group. As we advance into the Build the Base phase, we will continue to drive toward our goal of long-term high performance and value creation.

Above all, our progress is driven by our people. Their passion, courage and tenacity are creating a new and special health care company. We can be proud of them and what they are achieving.

The continued support and investment by you, our shareowners, are fueling this transformation. We thank you for your confidence, and we will be working hard to continue to earn it.

Sincerely,

Kenilworth, New Jersey
April 13, 2007

Notice of Annual Meeting of Shareholders
May 18, 2007

The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at The Miracle Theatre, 280 Miracle Mile, Coral Gables, Florida, on Friday, May 18, 2007, at 9:00 a.m. local time. The purposes of the meeting are to vote on the following proposals and to transact other business that may properly come before the meeting:

Proposal One	Elect twelve Directors for a one-year term. The Board recommends a vote FOR this proposal.

Proposal Two	Ratify the designation of Deloitte & Touche LLP to audit Schering-Plough’s books and accounts for 2007. The Board recommends a vote FOR this proposal.

Proposal Three	Approve amendments to the Certificate of Incorporation and By-Laws to reduce shareholder supermajority vote requirements to a majority vote. The Board recommends a vote FOR this proposal.

Proposal Four	Approve an amendment to the Certificate of Incorporation to elect Directors by a majority vote rather than a plurality vote. The Board recommends a vote FOR this proposal.

Proposal Five	Consider a shareholder proposal if properly brought before the meeting. The Board recommends a vote AGAINST the proposal.

Only holders of record of common shares at the close of business on March 28, 2007 will be entitled to vote at the meeting or any adjournments or postponements thereof.

For the security of everyone attending the meeting, a shareholder must present both an admission ticket and photo identification to be admitted to the Annual Meeting of Shareholders. The process for shareholders to obtain an admission ticket from Schering-Plough’s transfer agent, The Bank of New York, is described in the proxy statement on page   .

Your vote is important. Whether or not you plan to attend the meeting, please vote in advance by proxy in whichever way is most convenient — in writing, by telephone or by the internet. We appreciate your investment in Schering-Plough, and we encourage you to participate in its governance by voting.

Susan Ellen Wolf
Corporate Secretary and
Vice President – Corporate Governance

Kenilworth, New Jersey
April 13, 2007

Proxy Statement

2007 Annual Meeting of Shareholders

The Miracle Theatre
280 Miracle Mile
Coral Gables, FL 33134
Friday, May 18, 2007
9:00 a.m.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation to be voted at its Annual Meeting of Shareholders on May 18, 2007, and any adjournments or postponements of the Annual Meeting of Shareholders. At the 2007 Annual Meeting of Shareholders, holders of common shares will vote on the following matters:

Proposal One	Elect twelve Directors for a one-year term. The Board recommends a vote FOR this proposal.

Proposal Two	Ratify the designation of Deloitte & Touche LLP to audit Schering-Plough’s books and accounts for 2007. The Board recommends a vote FOR this proposal.

Proposal Three	Approve amendments to the Certificate of Incorporation and By-Laws to reduce shareholder supermajority vote requirements to a majority vote. The Board recommends a vote FOR this proposal.

Proposal Four	Approve an amendment to the Certificate of Incorporation to elect Directors by a majority vote rather than a plurality vote. The Board recommends a vote FOR this proposal.

Proposal Five	Consider a shareholder proposal if properly brought before the meeting. The Board recommends a vote AGAINST the proposal.

The Board of Directors has designated Fred Hassan, Robert J. Bertolini and Susan Ellen Wolf as proxies in connection with the 2007 Annual Meeting of Shareholders. With respect to any other matter that properly comes before the Annual Meeting of Shareholders, these proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

This proxy statement and the accompanying proxy and voting instruction card, together with the 2006 annual report to shareholders and company overview, are being mailed beginning on or about April 13, 2007, to all holders of record of common shares as of the close of business on March 28, 2007. There were            common shares outstanding on March 28, 2007.

The address of Schering-Plough’s principal executive offices is 2000 Galloping Hill Road, Kenilworth, New Jersey 07033 and its website is www.schering-plough.com.

PROPOSAL ONE: ELECT TWELVE DIRECTORS FOR A ONE-YEAR TERM

The Board has nominated twelve candidates for election as Directors for a one-year term expiring at the 2008 Annual Meeting of Shareholders. In each case, Directors are elected to serve for a one-year term and until their successors have been elected and qualified.

In the event one or more of the named nominees is unable or unwilling to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Biographical information is given below for each nominee for Director. Jack L. Stahl currently is nominated to be elected by shareholders for his first annual term as a Director (he was identified to the Nominating and Corporate Governance Committee as a qualified candidate by a third-party search firm); all other nominees are presently serving as Directors.

Vote required. A plurality of the votes cast is required for the election of Directors.

The Board recommends a vote FOR each of the nominees in proposal one.

Nominees not currently serving as Directors

JACK L. STAHL, Age 54, Retired President and Chief Executive Officer of Revlon, Inc. (cosmetics).
Prior History: Mr. Stahl served as President and Chief Executive Officer of Revlon from February 2002 to September 2006 and Director from March 2002 to September 2006. Mr. Stahl also served as President and Chief Operating Officer of The Coca-Cola Company from February 2000 to March 2001. Prior to that, Mr. Stahl held various senior executive operational and financial positions at The Coca-Cola Company where he began his career in 1979.
Other: Chairman of the Board of the United Negro College Fund and a member of the Board of Governors of the Boys & Girls Clubs of America.

Nominees currently serving as Directors

HANS W. BECHERER, Age 71, Retired Chairman, Chief Executive Officer and Chief Operating Officer of Deere & Company (manufacturer of mobile power machinery and supplier of financial and health care services).
Prior History: Mr. Becherer was associated with Deere & Company from 1962 until his retirement in 2000. He was elected President and Chief Operating Officer of Deere & Company in 1987, President and Chief Executive Officer in 1989, and Chairman and Chief Executive Officer in May 1990.
Other: Member of the Business Council and Council on Foreign Relations.
Director since: 1989

THOMAS J. COLLIGAN, Age 62, Retired Vice Chairman of PricewaterhouseCoopers, LLP (accounting firm).
Prior History: Mr. Colligan was associated with PricewaterhouseCoopers from 1969 until his retirement in 2004.
Other Directorships: Anesiva, Inc.
Other: Managing Director of Duke Corporate Education, Chair of the Board of Trustees of Newark Boys Chorus School and Board of Advisors of the Silberman College of Business at Fairleigh Dickinson University.
Director since: 2005

FRED HASSAN, Age 61, Chairman of the Board and Chief Executive Officer since April 2003.
Prior History: Mr. Hassan was Chairman of the Board and Chief Executive Officer of Pharmacia Corporation from February 2001 until April 2003, President and Chief Executive Officer of Pharmacia from March 2000 to February 2001, and President and Chief Executive Officer of Pharmacia & Upjohn, Inc. from May 1997 until March 2000. Mr. Hassan was Executive Vice President and a member of the Board of Directors of Wyeth, Inc. (formerly American Home Products Corporation) from 1995 to 1997.
Other Directorships: Avon Products, Inc.
Other: President of International Federation of Pharmaceutical Manufacturers and Associations (IFPMA).
Director since: 2003

C. ROBERT KIDDER, Age 62, Principal of 3Stone Advisors LLC (private investment firm).
Prior History: Mr. Kidder was Chairman and Chief Executive Officer of Borden, Inc. from 1995 to 2003. He was also a Founding Partner of Borden Capital Management Partners. Prior to that, he was at Duracell International Inc. from 1980 to 1994, assuming the role of President and Chief Executive Officer in 1984.
Other Directorships: Morgan Stanley
Other: Board of Trustees of Columbus Children’s Hospital, President of Wexner Center Foundation and Member of the Board of Ohio University.
Director since: 2005

PHILIP LEDER, M.D., Age 72, Chairman Emeritus and Professor, Department of Genetics, Harvard Medical School. Dr. Leder was Chairman, Department of Genetics, Harvard Medical School, since 1980; and John Emory Andrus Professor of Genetics since 1980.
Other: Honorary Trustee of the Massachusetts General Hospital, Trustee and Chairman of the Board of the Charles A. Revson Foundation.
Director since: 2003

EUGENE R. MCGRATH, Age 65, Retired Chairman, President and Chief Executive Officer and current Director of Consolidated Edison, Inc. (energy company).
Prior History: Mr. McGrath has been associated with Con Edison since 1963. He served as Chairman, President and Chief Executive Officer from October 1997 until September 2005, and Chairman until February 2006. He served as Chairman and Chief Executive Officer of Con Edison’s subsidiary, Consolidated Edison Company of New York, Inc., from September 1990 until September 2005 and as Chairman until February 2006.
Other: Director or Trustee of AEGIS Insurance Services, Atlantic Mutual Insurance Services, GAMCO Investors, Inc., Manhattan College and the Wildlife Conservation Society.
Director since: 2000

CARL E. MUNDY, JR., Age 71, Retired General, Former Commandant of the Marine Corps.
Prior History: General Mundy entered the Marine Corps in 1953. He held senior positions of operational command and top-level management prior to appointment as Commandant and Joint Chiefs of Staff member in 1991. He led the Marine Corps and served as military adviser to the President and Secretary of Defense from 1991 to 1995.
Other Directorships: General Dynamics Corporation
Other: Chairman of the Marine Corps University Foundation, member of the board of advisors to the Navy League of the United States, past member of the board advisors to the Comptroller General of the United States, past member of the Council on Foreign Relations, and past President of Worldwide Operations of the United Services Organization.
Director since: 1995

PATRICIA F. RUSSO, Age 54, Chief Executive Officer of Alcatel-Lucent (communications company).
Prior History: Ms. Russo served as Chairman from 2003 to 2006 and Chief Executive Officer and President from 2002 to 2006 of Lucent Technologies Inc. Ms. Russo was President and Chief Operating Officer of Eastman Kodak Company from April 2001 and a Director from July 2001, and also Chairman of Avaya Inc. since December 2000, until she rejoined Lucent in January 2002. Ms. Russo was Executive Vice President and Chief Executive Officer of the Service Provider Networks business of Lucent from November 1999 to August 2000 and served as Executive Vice President from 1996 to 1999. Prior to that she held various executive positions with Lucent and AT&T.
Director since: 1995

KATHRYN C. TURNER, Age 59, Chairperson, Chief Executive Officer and President of Standard Technology, Inc. (management and technology solutions firm). Ms. Turner has served in her present position since 1985.
Other Directorships: ConocoPhillips and Carpenter Technology Corporation.
Other: Board member of National Capital Area Council of the Boy Scouts of America and Children’s Hospice International.
Director since: 2001

ROBERT F.W. VAN OORDT, Age 70, Chairman of the Supervisory Board of Rodamco Europe N.V. (largest retail real estate investment company in Europe).
Prior History: Mr. van Oordt served as Chief Executive Officer of Rodamco from March 2000 to June 2001. Prior to that assignment, Mr. van Oordt served as Chairman of the Executive Board of NV Koninklijke KNP BT (producer of paper and distributor of graphic and office products) from March 1993, following the merger of three Dutch-based industrial corporations, including Bührmann-Tetterode N.V., until his retirement in April 1996. Former Director of Nokia Corporation.
Other Directorships: Fortis Bank N.V. and Supervisory Board of Draka Holding N.V.
Other: Member of the International Advisory Board of Nijenrode University and senior member of the Conference Board.
Director since: 1992

ARTHUR F. WEINBACH, Age 63, Chairman of the Board of Automatic Data Processing, Inc. (ADP) (independent computing services company). Mr. Weinbach has been associated with ADP since 1980, serving as Chairman and Chief Executive Officer from 1998 to 2006. Mr. Weinbach retired as Chief Executive Officer in 2006.
Other Directorships: First Data Corp.
Other: Trustee of New Jersey Seeds.
Director since: 1999

Director Stock Ownership Requirements

Each Director is required to own 5,000 shares (including deferred stock units) within three years of joining the Board.

Director Independence

Schering-Plough is subject to the New York Stock Exchange independence requirements for Directors and has adopted the more restrictive Schering-Plough Board Independence Standard, which is included in the Corporate Governance Guidelines. The Guidelines require:

•	A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Schering-Plough for property which, in any single fiscal year, exceeds the greater of $500,000 or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.
•	Directors are independent of any particular constituency and are able to represent all shareholders of Schering-Plough.
•	In the event that a Director is an executive officer or an employee, or his/her immediate family member is an executive officer, of a charitable organization that receives payments from Schering-Plough which, in any single fiscal year, exceed the greater of $500,000 or 2% of the charitable organization’s gross revenues, such payments will be disclosed in the proxy statement.
•	A Director who was, or whose immediate family member was:

•	an executive officer of Schering-Plough, or
•	affiliated with or employed by the independent auditor, or
•	an executive officer of another company where any of Schering-Plough’s current executives serve on that company’s compensation committee will not be independent until four years after the end of such relationship.

The Guidelines are available on Schering-Plough’s website at www.schering-plough.com. The Nominating and Corporate Governance Committee assists the Board with the assessment of Director independence. For more information about the procedures used to assess independence, see “Procedures for Related Party Transactions and Director Independence Assessments” in “Corporate Governance” on page   .

The Nominating and Corporate Governance Committee and the Board have determined that (1) Hassan is not independent because as Chairman of the Board and CEO of Schering-Plough, he is an officer and employee of Schering-Plough; (2) Leder is not independent because of certain transactions between Schering-Plough and a company where his son is the chief executive officer (for additional information, see “Certain Transactions” on page   ); (3) all other Directors are independent under both the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard; (4) each independent Director has no material relationship with Schering-Plough; and (5) former Director Richard de J. Osborne was independent under both standards prior to retiring in early 2006.

The Nominating and Corporate Governance Committee and the Board have determined that all members of the Audit Committee — Directors Becherer, Colligan, McGrath and van Oordt — also are independent pursuant to the requirements of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the Exchange Act).

Board Meetings and Attendance of Directors

The Board of Directors held nine meetings in 2006, including a two-day strategic planning meeting. All Directors attended more than 75% of the aggregate of (1) the total number of meetings of the Board, and (2) the total number of meetings held by all Committees of the Board on which they served.

Director Attendance at Annual Meetings of Shareholders

Directors are expected to attend Annual Meetings of Shareholders unless an emergency or illness makes such attendance impossible or imprudent. Since 1990, only one Director has missed an Annual Meeting of Shareholders (due to illness), and all other Directors have attended all Annual Meetings of Shareholders, including the 2006 Annual Meeting of Shareholders at which all Directors were present. In 2006, Mr. Kidder attended by teleconference because on the date of the Annual Meeting of Shareholders, which was scheduled before he joined the Board, he was in another state to attend his daughter’s wedding.

Executive Sessions of the Board of Directors

As required in the Corporate Governance Guidelines, the Board periodically meets in executive session without any Director present who is also a member of management. During 2006, the Board held five such sessions.

Executive sessions are always chaired by an independent Director. The independent Directors have determined to rotate this responsibility every six months among the independent Directors who chair Committees of the Board. Currently, Thomas J. Colligan is chairing the executive sessions.

Board Turnover

In light of routine inquiries about Board turnover, the following information is provided:

Between 2002 (the year in which the Board announced the intention to replace R.J. Kogan as Chairman and CEO) and the date of the 2007 Annual Meeting of Shareholders, seven Directors have left the Board and, if all nominees are elected, five Directors have joined the Board.

Specifically, during 2002, Directors Herzlinger, Morley and Wood left the Board; during 2003, the year in which Hassan joined Schering-Plough, Hassan and Leder joined the Board, while Kogan left the Board; during 2004, Komansky and Miller left the Board; during 2005, Colligan and Kidder joined the Board; during 2006, Osborne left the Board; and if elected at the Annual Meeting of Shareholders, Stahl will join the Board in 2007.

Director Education

All Directors participated in a customized Director Education module on the evolution of Drug Discovery during 2006. The module consisted of five hours of preparatory work, an hour-long presentation and an hour-and-a-half-long interactive session, led by an outside expert and Schering-Plough’s Executive Vice President, Schering-Plough Research Institute and Chief Scientific Officer.

Additional education is provided throughout the year, as needed, on matters pertinent to Committee work and Board deliberations. Subjects covered for the full Board or certain Board Committees during education sessions in 2006 included:

•	an interactive session on the structure and size of key global markets for therapeutic areas addressed by Schering-Plough’s leading prescription products;
•	a presentation by Schering-Plough scientists about the science and human health impact of high LDL and/or HDL cholesterol, the current and pipeline products of Schering-Plough and competitors that manage LDL and/or HDL levels;
•	a presentation by manufacturing and quality executives about details of Schering-Plough’s worldwide manufacturing capabilities and facilities;
•	an interactive session with outside counsel about corporate governance developments relating to Board structure and Director elections;
•	a presentation by outside New Jersey corporation counsel about New Jersey corporation law requirements as to Director duties when considering strategic transactions; and
•	a presentation by the Chief Medical Officer about European Union requirements for pharmacovigilance.

Each Director earned at least five additional education credit hours by participating in these activities. Several Directors also attended general Director education programs offered by third parties during 2006.

Director Compensation

[To be included in definitive proxy statement]

Certain Transactions

Dr. Leder’s son, Ethan Leder, is chief executive officer of United BioSource Corporation, which provides specialized pharmaceutical services, including pharmacoeconomic information and analysis. Schering-Plough, for many years, has obtained services from companies that are part of the United BioSource family of companies (going back to a period before Dr. Leder joined the Schering-Plough Board and before Ethan Leder became affiliated with such companies). During 2006, Schering-Plough business with these companies totaled approximately $1.6 million, which was under 2% of United BioSource Corporation’s annual gross revenues for 2006 fiscal year. The Nominating and Corporate Governance Committee and the Board of Directors determined that Dr. Leder is not independent as a result of these transactions. Since joining the Board, Dr. Leder has never been a member of a Board Committee for which independence is required.

For more information about the procedures used to assess independence, see “Procedures for Related Party Transactions and Director Independence Assessments” in “Corporate Governance” on page   .

PROPOSAL TWO: RATIFY THE DESIGNATION OF DELOITTE & TOUCHE LLP TO AUDIT SCHERING-PLOUGH’S BOOKS AND ACCOUNTS FOR 2007

The Audit Committee selected Deloitte & Touche LLP (Deloitte) to audit Schering-Plough’s books and accounts for the year ending December 31, 2007 and will offer a resolution at the meeting for shareholders to ratify the designation. Although shareholder ratification is not required, the designation of Deloitte is being submitted for ratification at the 2007 Annual Meeting of Shareholders because Schering-Plough believes it is a matter of good corporate governance practice.

Representatives of Deloitte will be present at the meeting to respond to appropriate questions. They will have an opportunity, if they desire, to make a statement at the meeting.

Vote required. The affirmative vote of a majority of the votes cast is needed to ratify the designation of Deloitte.

The Board of Directors recommends a vote FOR proposal two.

Information About Deloitte’s Fees.

Aggregate fees for 2006 and 2005 services provided by Deloitte and its affiliates to Schering-Plough and its subsidiaries are as follows:

Type Services Provided	2006 Fees	2005 Fees

Audit Fees (1)	$8,416,303	$8,262,600
Audit-Related Fees (2)	845,734	841,200
Tax Fees (3)	332,727	738,800
All Other Fees	0	0

(1)	Audit fees were for professional services rendered for the integrated audit of Schering-Plough’s annual consolidated financial statements, review of financial statements included in Schering-Plough’s 10-Qs, the Sarbanes-Oxley Section 404 attestation and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings and engagements.

(2)	Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit of the annual financial statements and the review of the financial statements in the 10-Qs, such as audits of employee benefits plans, consultation on accounting and auditing matters, agreed upon procedures under commercial contracts and requested audits or agreed upon procedures regarding corporate matters or subsidiaries.

(3)	Tax fees were for preparation of international tax returns and other tax compliance services directly related to such returns. (In situations where the tax return in question has not yet been completed because it is not yet due, the work relates to the 2006 tax year and the related fees have been pre-approved but will not be billed until the tax return is completed.) As discussed below, the Audit Committee has specified that it will not approve the provision of general tax planning or tax strategy services by the independent registered public accountants.

Pre-Approval Process for Work Performed by Deloitte and Related Fees

The Audit Committee has a policy to pre-approve all services provided by Deloitte or its affiliates and the related fees. They did so for all 2006 and 2005 services and will continue the pre-approval process in the future. The pre-approval process includes the following steps:

•	Deloitte, Schering-Plough management and Schering-Plough counsel each confirm that the proposed services are not prohibited services by regulations of the SEC or the Public Company Accounting Oversight Board.
•	The Committee determines that neither the nature of the services provided nor the related fees would impair the independence of Deloitte.
•	Deloitte provides a written report to the Committee at least quarterly listing the services that have been pre-approved and the related fees, broken down by project and classified into categories of audit, audit-related, tax and all other fees.
•	The Committee has specified that it will not approve any fees for general tax planning or tax strategy services.

Information About the Audit Committee of the Board of Directors and Its Practices

Membership and Independence.  The Audit Committee of the Board of Directors has four members. Each member is an independent Director, as independence is defined by the New York Stock Exchange listing standards, the more restrictive Schering-Plough Board Independence Standard and the requirements of Rule 10A-3(b)(1) under the Exchange Act.

Functions and Process.  The Audit Committee operates under a written charter adopted by the Board. The charter is available on Schering-Plough’s website at www.schering-plough.com.

The Audit Committee selects, evaluates and oversees the work of the independent registered public accountants and holds regular private sessions with them. The Audit Committee also oversees the work of the global internal auditors and holds regular private sessions with the senior internal audit executive and other executives as considered appropriate by the Committee.

The Board has determined that the Committee Chairman, Thomas J. Colligan, meets the SEC requirements for, and has designated him as, the Audit Committee Financial Expert.

Audit Committee Report

The Audit Committee is appointed by the Board to assist the Board in its oversight function by monitoring, among other things, the integrity of Schering-Plough’s consolidated financial statements, the financial reporting process, the independence and performance of the independent registered public accountants, and the performance of the internal auditors. It is the responsibility of Schering-Plough’s management to prepare financial statements in accordance with generally accepted accounting principles and of the independent registered public accountants to audit those financial statements. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, replace the independent registered public accountants.

In this context, the Audit Committee has met and held discussions with management, the independent registered public accountants and the internal auditors. Management represented to the Audit Committee that Schering-Plough’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management, the independent registered public accountants and the internal auditors. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accountants the independent auditor’s independence from Schering-Plough and its management.

Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Schering-Plough’s 2006 10-K for filing with the SEC.

AUDIT COMMITTEE

Thomas J. Colligan, Chairman
Hans W. Becherer
Eugene R. McGrath
Robert F. W. van Oordt

PROPOSAL THREE: APPROVE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BY-LAWS TO REDUCE SHAREHOLDER SUPERMAJORITY VOTE REQUIREMENTS TO A MAJORITY VOTE

Schering-Plough’s Restated Certificate of Incorporation and By-Laws currently require the affirmative vote of the holders of 66% to 80% of all outstanding shares to approve various matters and to amend certain provisions in these governing documents. This proposal would lower all “supermajority” vote requirements to a majority vote.

Background. In December 2006, on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors unanimously adopted resolutions approving, declaring advisable and recommending to shareholders for approval amendments to its governing instruments to lower all “supermajority” vote requirements to a majority vote in each instance where a shareholder vote is required.

In deliberating the advantages of the proposal, the Committee and the Board gave considerable weight to (i) the view of some investors that supermajority vote provisions can limit shareholders’ ability to effect change and participation in the governance process; (ii) the level of support at the 2006 Annual Meeting of Shareholders for a shareholder proposal submitted by Charles Miller, with John Chevedden acting as his proxy, relating to simple majority voting; and (iii) the results of a 2006 shareholder survey on this and other governance issues. During their deliberations, the Nominating and Corporate Governance Committee and the Board of Directors were advised by outside experts.

Details. The proposal would change the following provisions in the Certificate of Incorporation and By-Laws to reduce the supermajority vote requirement to a majority vote:

•	Amend the two-thirds vote requirement to delete the name “Schering” or “Plough” to a majority of votes cast.
•	Amend the 80% vote requirement to fix the minimum and maximum number of Directors to a majority of votes cast.
•	Amend the 80% vote requirement to remove a Director to a majority of votes cast.
•	Amend the 80% vote requirement for any business combination to a majority of votes cast.
•	Amend the 80% vote requirement to amend articles related to the Board of Directors, the Nomination of Director Candidates, Shareholder Actions and Business Combinations, to majority of votes cast so that any amendment to these provisions would require the same shareholder approval as for any other amendment.
•	Amend the 80% vote requirement related to Anti-Greenmail to a majority of votes outstanding in which any 5% shareholder is the beneficial owner and the majority of the remaining outstanding shares.

These amendments would revise Article SEVENTH; Article NINTH, Sections (a), (d) and (e); Article TENTH; Article ELEVENTH, Sections (a)(1), (b) and (f); and Article TWELFTH, Section (e) of the Certificate of Incorporation and Articles IV, V, and IX of the By-Laws. The description of the proposed amendments to the governing documents in this proxy statement is only a summary of the material terms and provisions of the proposed amendments to the governing instruments. The actual text of the Certificate of Incorporation and By-Laws, marked with deletions indicated by strike-outs and additions indicated by underlining to indicate the amendments that will be made if this proposal is approved by shareholders, is available on Schering-Plough’s website at www.schering-plough.com.

Effective Time. If approved, (a) the amended and restated By-Laws will become effective at the time of the shareholder vote; and (b) the amended and restated Certificate of Incorporation will become effective upon filing with the Department of Treasury of the State of New Jersey, which Schering-Plough intends to do promptly after shareholder approval is obtained.

Vote Required. The affirmative vote of at least 80% of the outstanding common shares is needed to pass this proposal.

The Board of Directors recommends a vote FOR proposal three.

PROPOSAL FOUR: APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELECT DIRECTORS BY A MAJORITY VOTE RATHER THAN A PLURALITY VOTE

Schering-Plough Directors currently are elected by a plurality vote. This proposal would change the standard for the election of Directors to a majority of votes cast.

Background. New Jersey law provides that, unless otherwise specified by the Certificate of Incorporation, Directors are elected by a plurality of votes cast. Since Schering-Plough’s Restated Certificate of Incorporation does not provide otherwise, Directors are currently elected by a plurality vote. Under a plurality vote standard, Director nominees with the most votes cast in their favor are elected to the Board, notwithstanding any votes withheld against a Director nominee.

In deliberating the advantages of the proposal, the Nominating and Corporate Governance Committee and the Board gave considerable weight to (i) the level of shareholder support — albeit not a majority — at the 2006 Annual Meeting of Shareholders for a proposal requesting that Director nominees be elected by an affirmative vote of the majority of votes cast; (ii) dialogue with the Sheet Metal Workers’ National Pension Fund; and (iii) the results of a 2006 shareholder survey on this and other governance issues. During the deliberations, the Nominating and Corporate Governance Committee and the Board of Directors were advised by outside experts.

In December 2006, on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors unanimously adopted a resolution approving, declaring advisable and recommending to shareholders for approval amendments to its Certificate of Incorporation to elect Directors by a majority of votes cast, including in the situation where the number of Director nominees exceeds the number of Directors to be elected. In the event that a Director nominee fails to receive a majority of votes cast, such “holdover” Director must immediately offer to resign. The Nominating and Corporate Governance Committees will determine the appropriate action to take with respect to the offer of resignation, which may include recommending that the Board decrease the number of Directors, fill any vacancy or take any other appropriate action.

Details. The description of the proposed amendments to Article NINTH of the Certificate of Incorporation in this proxy statement is only a summary of the material terms and provisions of the proposed amendments. The actual text of the Certificate of Incorporation, marked with deletions indicated by strike-outs and additions indicated by underlining to indicate the amendment that will be made if this proposal is approved by shareholders, is available on Schering-Plough’s website at www.schering-plough.com.

Effective Time. If approved, the Amended and Restated Certificate of Incorporation will be effective upon filing with the Department of Treasury of the State of New Jersey, which Schering-Plough intends to do promptly after shareholder approval is obtained.

Vote Required. The affirmative vote of at least 80% of the outstanding common shares is needed to pass this proposal.

The Board of Directors recommends a vote FOR proposal four.

PROPOSAL FIVE: SHAREHOLDER PROPOSAL

William Steiner, with John Chevedden acting as his proxy, at 112 Abbottsford Gate, Piermont, NY 10968, has informed Schering-Plough of his intention to present the proposal set forth below for consideration at the Annual Meeting of Shareholders. Steiner owns approximately 500 common shares. To Schering-Plough’s knowledge, Chevedden owns no shares. If the proponent, or his representative who is qualified under state law, is present and submits the proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Shareholders. To help readers distinguish between material provided by the proponent and material provided by Schering-Plough, the material provided by the proponent is shaded.

Vote required. The affirmative vote of a majority of the votes cast is required to approve the shareholder proposal.

Shareholder Proposal
Performance Based Stock Options

Resolved, Shareholders request that our Board of Directors adopt a policy whereby at least 75% of future equity compensation (stock options and restricted stock) awarded to senior executives shall be performance-based, and the performance criteria adopted by the Board disclosed to shareowners.

“Performance-based” equity compensation is defined here as:

(a)	Indexed stock options, the exercise price of which is linked to an industry index;
(b)	Premium-priced stock options, the exercise price of which is substantially above the market price on the grant date; or

(c)	Performance-vesting options or restricted stock, which vest only when the market price of the stock exceeds a specific target for a substantial period.

This is not intended to unlawfully interfere with existing employment contracts. However, if there is a conflict with any existing employment contract, our Compensation Committee is urged for the good of our company to negotiate revised contracts that are consistent with this proposal.

As a long-term shareholder, I support compensation policies for senior executives that provide challenging performance objectives that motivate executives to achieve long-term shareowner value. I believe that a greater reliance on performance-based equity grants is particularly warranted at Schering-Plough.

Many leading investors criticize standard options as inappropriately rewarding mediocre performance. Warren Buffett has characterized standard stock options as “a royalty on the passage of time” and has spoken in favor of indexed options.

In contrast, peer-indexed options reward executives for outperforming their direct competitors and discourage re-pricing. Premium-priced options reward executives who enhance overall shareholder value. Performance-vesting equity grants tie compensation more closely to key measures of shareholder value, such as share appreciation and net operating income, thereby encouraging our executives to set and meet performance targets.
Performance Based Stock Options
Yes on 5

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO PROPOSAL FIVE

The Board and its Compensation Committee agree with the proponent that a significant percentage of equity compensation should be performance-based. Going further than the proponent, as discussed in the “Compensation Discussion and Analysis,” the Board and its Compensation Committee believe a significant percentage of total compensation — as opposed to only equity compensation — should be performance-based. The charts on page    in “Compensation Discussion and Analysis” demonstrate how the percentage of compensation that is performance-based has increased since 2003, when the new management team arrived and the compensation program was re-designed. Approximately 76% of 2006 total earned compensation for the named executives was performance-based, not counting traditional stock options (including traditional stock options, the percentage of performance-based compensation increases to 84%).

However, the Board and its Compensation Committee believe that the parameters set forth in the proposal are too specific and would limit the Committee’s flexibility to design performance metrics that best meet the objectives of the compensation system — including building long-term shareholder value and retaining outstanding talent — given the relevant circumstances at various future dates. Based on the financial and operating results produced to date under the current compensation system, the Board asks shareholders to show support for retaining the Compensation Committee’s flexibility for the design of performance-based instruments, by voting against the proposal.

The Board recommends a vote AGAINST proposal five.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

Set forth below is certain information with respect to those persons who are known to Schering-Plough to own beneficially more than 5% of the outstanding Schering-Plough common shares.

	Common Shares
	Beneficially	Percent
Name and Address of Beneficial Owner	Owned	of Class

Wellington Management Company, LLP (1) 75 State Street Boston, MA 02109	192,141,441	12.96%
Capital Research and Management Company (2) 333 South Hope Street Los Angeles, CA 90071	99,918,560	6.7%

(1)	As reported on Schedule 13G/A filed with the SEC on February 14, 2007, Wellington Management Company, LLP, in its capacity as investment adviser (held of record by clients of Wellington Management), has (i) shared power to vote or direct the vote of 81,005,454 common shares and (ii) shared power to dispose or direct the disposition of 192,141,441 common shares.

(2)	As reported on Schedule 13G/A filed with the SEC on February 12, 2007, Capital Research and Management Company has (i) sole power to vote 20,319,800 common shares and (ii) sole power to dispose or direct the disposition of 99,918,560 common shares.

Common Share and Common Share Equivalents Ownership of Directors and Officers

Set forth below in the column titled “Number of Common Shares” is information with respect to beneficial ownership of Schering-Plough common shares as of March 28, 2007, by each Director, the executive officers named in the “Summary Compensation Table” and by all Schering-Plough Directors and executive officers as a group. Set forth below in the column titled “Number of Common Share Equivalents” is the number of common share equivalents (which grow/diminish like common shares) credited as of March 28, 2007, to the accounts of Schering-Plough’s non-employee Directors.

			Number of
	Number of		Common
	Common		Share		Total
Name	Shares (1)		Equivalents (4)		Ownership

Hans W. Becherer	9,600		54,536		64,136
Thomas J. Colligan	7,138		12,399		19,537
Fred Hassan	3,677,466	(2)	0		3,677,466
C. Robert Kidder	14,334		1,876		16,210
Philip Leder, M.D.	13,512		4,218		17,730
Eugene R. McGrath	25,660		33,231		58,891
Carl E. Mundy, Jr.	18,866		23,425		42,291
Patricia F. Russo	39,475		31,233		70,708
Kathryn C. Turner	5,283		21,425		26,708
Robert F.W. van Oordt	28,944		69,513		98,457
Arthur F. Weinbach	10,994		49,871		60,865
Robert J. Bertolini	911,604	(2,3)	0		911,604
Carrie S. Cox	1,382,871	(2)	0		1,382,871
Thomas Koestler	343,168	(2)	0		343,168
Raul E. Kohan	588,523	(2,3)	0		588,523
Cecil B. Pickett	1,054,541	(2)	0		1,054,541
Thomas J. Sabatino, Jr.	446,666	(2)	0		446,666
All Directors and executive officers as a group including those above (20 persons)	9,376,097	(2,3)	303,064	(5)	9,679,161	(2,3)

(1)	The total for each individual, and for all Directors and executive officers as a group, is less than 1% of the outstanding common shares (including shares which could be acquired within 60 days of March 28, 2007 through the exercise of outstanding options or the distribution of shares under the Stock Incentive Plans). In addition, the total includes common share equivalents that are payable in stock on a Director’s termination under a deferral feature of the prior Directors Stock Award Plan and the new Directors Compensation Plan. Of the totals shown, these include 876 for Colligan; 6,072 for Kidder; 10,578 for McGrath; 16,675 for Russo; 5,760 for van Oordt and 2,244 for Weinbach. The information shown is based upon information furnished by the respective Directors and executive officers.

(2)	Includes shares which could be acquired through the exercise of employee stock options that will vest within 60 days of March 28, 2007. Of the totals shown these include: 1,066,665 for Hassan; 246,665 for Bertolini; 408,332 for Cox; 86,666 for Koestler; 89,997 for Kohan; 986,000 for Pickett; 213,331 for Sabatino; and 8,259,967 for all Directors and executive officers as a group. Pickett’s beneficial ownership of common shares is as of August 31, 2006 and options is as of March 28, 2007.

(3)	Includes 5,924 shares beneficially owned by Bertolini, 3,311 shares beneficially owned by Kohan and 1,498 shares beneficially owned by one other executive officer as of December 31, 2006 in a qualified 401(k) plan over which they have voting and investment power.

(4)	Includes common share equivalents credited to non-employee Directors under the prior Directors Deferred Compensation Plan and to participating non-employee Directors under the prior Directors Deferred Stock Equivalency Program, plus dividends credited, rounded to the nearest whole number. The equivalents are paid in cash following termination of service as a Director based on the market value of Schering-Plough common shares at that time. Of the totals shown, these include 39,399 for Becherer; 2,807 for Colligan; 1,876 for Kidder; 4,218 for Leder; 27,063 for McGrath; 11,319 for Mundy; 31,233 for Russo; 6,288 for Turner; 69,513 for van Oordt; and 29,679 for Weinbach.

Also includes common share equivalents credited to participating non-employee Directors under a deferral feature of the prior Directors Stock Award Plan and the new Directors Compensation Plan excluding those common share equivalents included in the column “Number of Common Shares”. The equivalents are paid in stock at the end of the deferral period. Of the totals shown, these include 15,137 for Becherer; 9,592 for Colligan; 6,168 for McGrath; 12,106 for Mundy; 15,137 for Turner and 20,192 for Weinbach.

For additional information, see “Director Compensation” on page .

(5)	Includes 1,337 common share equivalents credited to one executive officer’s account as of December 31, 2006 in Schering-Plough’s unfunded savings plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, officers and beneficial owners of more than 10% of Schering-Plough’s outstanding common shares are required by Section 16(a) of the Exchange Act and related regulations to file ownership reports on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange and to furnish Schering-Plough with copies of the reports.

Schering-Plough believes that all required Section 16(a) reports were timely filed in 2006. Schering-Plough’s belief is based solely upon a review of:

•	Forms 3 and 4 filed during 2006; and
•	Representation letters from those who did not file a form 5 stating that no form 5 was due.

CORPORATE GOVERNANCE

Shareholder Relations

Listening to, learning from and communicating with shareholders is the heart of Schering-Plough’s shareholder relations program.

Schering-Plough has a robust investor relations program that includes presentations to shareholders by senior management and other key employees, as well as dialogue between shareholders and senior management or the investor relations professionals. In addition, since 2003, Directors and members of the new management team have participated or will participate regularly in transparent and interactive dialogue with investors about a number of governance policy and social issues, including:

•	During 2007, Hassan is participating with union shareholders, including a group led by Service Employees International Union, on health care reform initiatives; and the Corporate Secretary has joined a study group led by Walden Asset Management on the “say for pay” executive compensation concept.
•	Officers of Schering-Plough held a dialogue with officials of the Sheet Metal Workers’ National Pension Fund from 2005 to 2007 on the majority vote standard for the election of Directors and other governance matters.
•	During 2006, Hassan met with a number of institutional investors, including religious investors.
•	During 2006, at the direction of the Nominating and Corporate Governance Committee, Schering-Plough conducted a shareholder survey concerning governance issues. The survey was instrumental in the Board’s recommendations in proposals three and four, as well as the acceleration of the annual election of Directors and the decision not to renew the shareholder rights plan, also known as a poison pill.
•	In 2006 and prior years, dialogue with religious investors provided valuable input that was considered in the design of patient assistance programs and the social issues priorities plan.
•	In 2005, Hassan met with thought leaders from several union shareholders.

•	Discussions in 2004 and 2005 with institutional investors, including , led to declassification of the Board.
•	2003 discussions among Donald L. Miller, who was Chairman of the Compensation Committee at the time, Schering-Plough executives, and Amalgamated Bank LongView Collective Investment Fund regarding performance-based pay led to the commitment to issue the performance-contingent stock options each year since 2005 described in the “Compensation Discussion and Analysis”.

The shareholder relations function at Schering-Plough is shared between Investor Relations, which covers issues regarding Schering-Plough’s business, financial matters and stock performance, and Corporate Governance, which covers issues regarding Schering-Plough’s corporate governance and social issues. Corporate Officers serve as liaisons between shareholders, members of senior management and the Board. Shareholders are asked to use the contacts noted below to ensure that information is conveyed to senior management and the Board. These Corporate Officers also arrange direct interaction of senior management members and the Board with shareholders as appropriate.

Alex Kelly	Susan Ellen Wolf
Vice President — Investor Relations	Corporate Secretary and Vice President — Corporate Governance
Schering-Plough Corporation	Schering-Plough Corporation
2000 Galloping Hill Road	2000 Galloping Hill Road
Mail Stop: K-1-4-4275	Mail Stop: K-1-4-4525
Kenilworth, NJ 07033	Kenilworth, NJ 07033
Phone: 908-298-7436	Phone: 908-298-3636
Fax: 908-298-7082	Fax: 908-298-7303

Corporate Governance Guidelines

Schering-Plough believes that good corporate governance practices create a solid foundation for achieving its business goals and keeping the interests of its shareholders and other stakeholders in perspective. Under Hassan’s leadership, in 2003, Schering-Plough adopted a new Vision — to earn trust, every day — and new Leader Behaviors: shared accountability and transparency, cross-functional teamwork and collaboration, listening and learning, benchmark and continuously improve, coaching and developing others, and business integrity.

Schering-Plough has long recognized the importance of good corporate governance, first adopting its Statement of Corporate Director Policies in 1971, which among other things required that a majority of the Board be independent. In 2004, the Board adopted Corporate Governance Guidelines, consistent with the new Vision and Leader Behaviors. The Board, with oversight by the Nominating and Corporate Governance Committee, reviews and enhances the governance practices, including the Corporate Governance Guidelines and the charters of the Board Committees, on a regular basis. The Guidelines and Committee charters are available on Schering-Plough’s website at www.schering-plough.com.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the members of those Committees are independent Directors, as independence is defined in the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard. Members of the Audit Committee all meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act. The charters of these Committees have been adopted by the Board and are available on Schering-Plough’s website at www.schering-plough.com.

The Board of Directors also has a standing Business Practices Oversight Committee, a Finance Committee and a Science and Technology Committee. The charters of these Committees are available on Schering-Plough’s website at www.schering-plough.com.

Table of Committee Membership and Meetings

The following table names the Directors who Chair and serve as members on each Committee.

		Business			Nominating &
		Practices			Corporate	Science &
	Audit	Oversight	Compensation	Finance	Governance	Technology

Hans W. Becherer	Member		Chair		Member
Thomas J. Colligan	Chair			Member
Fred Hassan
C. Robert Kidder			Member	Member
Philip Leder, M.D.		Member				Chair
Eugene R. McGrath	Member	Member				Member
Carl E. Mundy, Jr.		Member		Member	Member
Patricia F. Russo			Member		Chair
Kathryn C. Turner		Member		Member	Member	Member
Robert F.W. van Oordt	Member	Chair			Member
Arthur F. Weinbach			Member	Chair
Number of meetings in 2006	12	5	7	4	4	2

Schering-Plough also has an Executive Committee which meets as needed in the interim between Board meetings. It did not meet in 2006.

Committee Functions. Audit Committee functions include selecting the independent registered public accountants, subject to shareholder ratification, and providing oversight of the independent registered public accountants’ independence, qualifications and performance; and assisting the Board in its oversight function by monitoring the integrity of Schering-Plough’s financial statements, the performance of the internal audit function, and compliance by Schering-Plough with legal and regulatory requirements. For additional information, see “Information About the Audit Committee of the Board of Directors and Its Practices” and the “Audit Committee Report” beginning on page   .

Business Practices Oversight Committee functions include assisting the Board with oversight of non-financial compliance systems and practices and related management activities, including regulatory requirements prescribed by the U.S. Food and Drug Administration and the European Agency for the Evaluation of Medicinal Products; and assisting the Board with oversight of systems for compliance with Schering-Plough’s Standards of Global Business Practices.

Compensation Committee functions include discharging the Board’s responsibilities relating to the compensation of officers; approving, evaluating and administering of executive compensation plans, policies and programs; and making recommendations to the Board regarding equity compensation and incentive plans. For additional information, see “Information About the Compensation Committee of the Board of Directors and Its Practices” beginning on page   .

Finance Committee functions include assisting the Board with oversight of strategic financial matters and the capital structure, and recommending the dividend policy to the Board.

Nominating and Corporate Governance Committee functions include assisting the Board with Board and Committee structure, identifying nominees (and considering shareholder nominees in accordance with provisions of the By-Laws described on page   ), Director independence and Director compensation. More information about the Committee is provided below.

Science and Technology Committee functions include assisting the Board of Directors in the general oversight of science and technology matters that impact Schering-Plough’s business and products.

Information About the Nominating and Corporate Governance Committee of the Board of Directors and its Practices

Membership and Independence. The Nominating and Corporate Governance Committee has five members. Each member is an independent Director, as independence is defined in the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard.

Functions and Process. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. The charter is available on the Schering-Plough website at www.schering-plough.com.

The Nominating and Corporate Governance Committee identifies Director nominees, and is responsible for the independence standards and assessments. The Nominating and Corporate Governance Committee assesses and recommends Director compensation. The Nominating and Corporate Governance Committee recommends the structure of the Board and Committees. It also recommends Committee function and membership. The Nominating and Corporate Governance Committee determines the process for the annual Board and Committee performance assessments, the content of Committee charters and the Corporate Governance Guidelines.

Director Nominees

One of the Nominating and Corporate Governance Committee’s most important functions is the identification of Director nominees. The Committee considers nominees from all sources, including shareholders, nominees submitted by other outside parties and candidates known to current Directors. The Committee also has from time to time retained an expert search firm (that is paid a fee) to help identify candidates possessing the minimum criteria and other qualifications identified by the Committee as being desired in connection with a vacancy on the Board. All candidates must meet the minimum criteria for Directors established by the Committee. These criteria listed in Schering-Plough’s Corporate Governance Guidelines are:

•	Nominees have the highest ethical character and share the values of Schering-Plough as reflected in the Leader Behaviors: shared accountability and transparency, cross-functional teamwork and collaboration, listening and learning, benchmark and continuously improve, coaching and developing others and business integrity.
•	Nominees are highly accomplished in their respective field, with superior credentials and recognition.
•	The majority of Directors on the Board are required to be independent as required by the New York Stock Exchange listing standards and the more restrictive Schering-Plough Board Independence Standard.
•	Nominees are selected so that the Board of Directors represents a diversity of expertise in areas needed to foster Schering-Plough’s business success, including science, medicine, finance, manufacturing, technology, commercial activities, international affairs, public service, governance and regulatory compliance. Nominees are also selected so that the Board of Directors represents a diversity of personal characteristics, including gender, race, ethnic origin and national background.
•	Nominees must indicate they have the time and commitment to provide energetic and diligent service to Schering-Plough.
•	The Nominating and Corporate Governance Committee considers shareholder nominees for Director and bona fide candidates for nominations that are submitted by other third parties.

Candidates are evaluated in the same manner regardless of who first suggests they be nominated. The candidate’s credentials are provided to the Nominating and Corporate Governance Committee by the Corporate Secretary with the advance materials for the next Committee meeting. If any member of the Committee believes the candidate may be qualified to be nominated, the Committee discusses the matter at the meeting. For each candidate who is discussed at a meeting, the Committee decides whether to further evaluate the candidate. Evaluation includes a thorough background check, interaction and interviews with Committee members and other Directors and discussion about the candidate’s availability and commitment. When there is a vacancy on the Board, the best candidate from all evaluated sources is recommended by the Committee to the full Board to consider for nomination.

Communications with Directors

The Board of Directors has adopted a process for shareholders and others to send communications to the Board or any Director. This includes communications to a Committee, the independent Directors as a group, the current Chair of the Board’s executive sessions or other specified individual Director(s). All communications are to be sent by mail or by fax, care of the Corporate Secretary, at Schering-Plough headquarters, addressed as follows:

[Board or Name of Individual Director(s)]
c/o Corporate Secretary
Schering-Plough Corporation
2000 Galloping Hill Road
Mail Stop: K-1-4-4525
Kenilworth, New Jersey 07033
Fax: 908-298-7303

The independent Directors have directed the Corporate Secretary to screen the communications. First, communications sent by mail are subject to the same security measures as other mail coming to Schering-Plough, which may include x-ray, scanning and testing for hazardous substances. Next, the Board has directed the Corporate Secretary and her staff to read all communications and to discard communications unrelated to Schering-Plough or the Board. All other communications are to be promptly passed along to the addressee(s). Further, the Corporate Secretary’s staff is to retain a copy in the corporate files and to provide a copy to other Directors, members of management and third parties, as appropriate. For example, if a communication was about auditing or accounting matters, the policy established by the Audit Committee provides that Audit Committee members also would receive a copy, as would the senior Global Internal Audits executive, and in certain cases, the independent registered public accountants.

Anyone who wishes to contact the Audit Committee to report complaints or concerns about accounting, internal accounting controls or auditing matters may do so anonymously by using the above procedure.

Corporate Governance Materials

Schering-Plough has adopted a code of business conduct and ethics, the Standards of Global Business Practices applicable to all employees, including the chief executive officer, chief financial officer and controller, as well as the Directors Code of Conduct and Ethics applicable to the Board. Schering-Plough’s Corporate Governance Guidelines, Standards of Global Business Practices, Directors Code of Conduct and Ethics, and Committee charters are available in the Investor Relations section of Schering-Plough’s website at www.schering-plough.com. In addition, a written copy of the materials will be provided at no charge by writing to: Office of the Corporate Secretary, Schering-Plough Corporation, 2000 Galloping Hill Road, Mail Stop: K-1-4-4525, Kenilworth, New Jersey 07033.

Procedures for Related Party Transactions and Director Independence Assessments

The New York Stock Exchange has long recommended that independent Directors review related party transactions. At Schering-Plough, the Nominating and Corporate Governance Committee oversees Schering-Plough’s procedure for identifying, analyzing and approving related party transactions. The Nominating and Corporate Governance Committee also reviews information about Director independence and recommends independence standards and determinations to the Board.

The written procedure for related party transactions applies to any transaction between Schering-Plough or its affiliated companies on the one hand, and a Director, executive officer or his/her family members on the other hand. The procedure requires prior review by counsel of any related party transaction regardless of size. The prior review allows the Board and management to ensure that any related party transaction is consistent with the best interest of Schering-Plough and its shareholders and, where a Director is involved, to assess the impact on Director independence.

The prior review of a proposed related party transaction includes a determination as to whether the transaction has been made on an arm’s length basis (that is, on terms comparable to those provided to unrelated third parties). The review also includes information about other, unrelated alternatives to a proposed related party transaction; for example, were a purchase of supplies being proposed then the review would identify competing vendors/terms, or were a relative being considered for a job opening then the review would include a description of other applicants and their qualifications.

If a related party transaction is proposed, the results of the prior review are presented to the Nominating and Corporate Governance Committee. If the Committee is comfortable with the proposed related party transaction, the transaction is tracked to assure that as the transaction occurs, it remains within the approved scope and amount. If a related party transaction or series of transactions spans multiple years, it is reconsidered once a year by the Committee.

Schering-Plough maintains a list of related parties for each Director and executive officer which is updated as Schering-Plough learns of changes (for example, upon marriage or change of employment) and is confirmed in writing once a year by the Director or executive officer. To help assure no related party transaction has been inadvertently overlooked, Schering-Plough checks accounts receivable and sales and accounts payable and disbursements against the list of related parties quarterly. Also, annually Schering-Plough asks for written confirmation from each Director and executive officer as to all related party transactions that exceed the thresholds in the New York Stock Exchange listing standards, the more restrictive Schering-Plough Director Independence standard, for Audit Committee members the additional independence standards specified in Rule 10A-3(b)(1) under the Exchange Act and various disclosure thresholds and materiality standards as determined by Schering-Plough’s counsel and accountants to be prudent for ensuring compliance with applicable laws and regulations.

EXECUTIVE COMPENSATION

[To be included in definitive proxy statement]

GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING OF SHAREHOLDERS

Shareholders Entitled to Vote

Only holders of record of common shares at the close of business on the record date, March 28, 2007, are entitled to vote shares held on that date at the Annual Meeting of Shareholders. Each outstanding common share entitles its holder to cast one vote.

Voting by Proxy

You may vote in person at the meeting.  Even if you plan to attend the meeting, Schering-Plough recommends that you vote in advance of the meeting. You may vote in advance of the meeting by any of the following methods:

Vote by Mail.  Sign and date each proxy and voting instruction card you receive and return it in the prepaid envelope. If you return your signed proxy and voting instruction card but do not indicate your voting preferences, your shares will be voted on your behalf FOR the election of the twelve nominated Directors, FOR the ratification of the designation of Deloitte & Touche LLP to audit Schering-Plough’s books and accounts for 2007, FOR the approval of amendments to the Certificate of Incorporation and By-Laws to reduce supermajority vote requirements to a majority vote, FOR the approval of an amendment to the Certificate of Incorporation to elect Directors by a majority vote rather than a plurality vote, and AGAINST the shareholder proposal.

Vote by Telephone or Internet.  If you are a shareholder of record (that is, if you hold your shares in your own name), you may vote by telephone (toll free) or the internet by following the instructions on your proxy and voting instruction card. If your shares are held in the name of a bank, broker or other holder of record (that is, in “street name”), and if the bank or broker offers telephone and internet voting, you will receive instructions from them that you must follow in order for your shares to be voted. If you vote by telephone or the internet, you do not need to return your proxy and voting instruction card.

Voting under the Schering-Plough Employees’ Savings Plans

If you are a current or former Schering-Plough employee with shares credited to an account under the Schering-Plough Employees’ Savings Plan or the Schering-Plough Puerto Rico Employees’ Retirement Savings Plan, you will receive a proxy and voting instruction card.

If you do not give voting instructions to the plan trustee by mailing your proxy and voting instruction card or voting by telephone or the internet, the trustee will vote shares you hold in the Employees’ Savings Plan or in the Puerto Rico Employees’ Retirement Savings Plan in the same proportion as shares held in that plan for which voting instructions were timely received. To allow sufficient time for the trustee to vote your shares under either plan, your voting instructions must be received by 6:00 a.m. (Eastern Time) on May 16, 2007.

Broker Discretionary Voting and Effect of Votes, Broker Non-Votes and Abstentions

A New York Stock Exchange member broker who holds shares in street name for a customer has the authority to vote on certain items if the broker does not receive instructions from the customer. New York Stock Exchange rules permit member brokers who do not receive instructions to vote on proposal one to elect directors, proposal two to ratify the designation of Deloitte & Touche as auditors, proposal three to approve amendments to the Certificate of Incorporation and By-Laws to reduce shareholder supermajority vote requirements to a majority vote, and proposal four to approve an amendment to the Certificate of Incorporation to elect Directors by a majority vote rather than a plurality vote. New York Stock Exchange rules do not permit member brokers who do not receive instructions to vote on proposal five, the shareholder proposal, because this is a “non-discretionary” item.

Proxies that are counted as abstentions and any proxies returned by brokers as “non-votes” on behalf of shares held in street names (because beneficial owners’ discretion has been withheld or brokers are not permitted to vote on the beneficial owners’ behalf) will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting of Shareholders. However, any shares not voted as a result of an abstention or a broker non-vote will not be counted as voting for or against a particular matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of a vote, other than with respect to proposals three and four to approve amendments to the governing instruments to reduce supermajority vote requirements to a majority vote and to elect Directors by a majority vote rather than plurality vote, where abstentions and broker non-votes will not be counted toward meeting the 80% outstanding common share vote requirement applicable to that proposal.

Revoking a Proxy

You may change your vote or revoke your proxy at any time before the proxy is voted at the meeting. If you submitted your proxy by mail, you may change your vote or revoke your proxy by either (a) filing with the Corporate Secretary of Schering-Plough a written notice of revocation or (b) timely delivering a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting of Shareholders will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is voted at the meeting or you vote by written ballot at the Annual Meeting of Shareholders.

Attending the Meeting

You need an admission ticket and a photo identification to attend the meeting. To get an admission ticket, you must write to Schering-Plough’s transfer agent, The Bank of New York, using one of the following addresses:

Email:               bmincey@bankofny.com

Mail:	The Bank of New York c/o Investor Services Correspondence P.O. Box 11598 New York, NY 10277-2075 Attn: Barbara Mincey

If you are a record shareholder (your shares are held in your name), you must list your name exactly as it appears on your stock ownership records at The Bank of New York. If you hold through a bank or broker or trustee, you must also include a copy of your latest bank or broker statement showing your ownership.

Quorum

The presence at the Annual Meeting of Shareholders, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum. On March 28, 2007, the record date, Schering-Plough had outstanding and entitled to vote at the Annual Meeting of Shareholders            common shares, par value $.50 per share.

Abstentions and broker non-votes are counted for determining whether a quorum is present at the meeting.

Shareholders Sharing an Address

Consistent with notices sent to record shareholders sharing a single address, we are sending only one proxy statement, 2006 annual report to shareholders and company overview to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request to discontinue householding, or may request a separate copy of the proxy statement, 2006 annual report to shareholders and company overview by one of the following methods:

•	Record shareholders wishing to discontinue or begin householding, or any record shareholder residing at a household address wanting to request delivery of a copy of the proxy statement, 2006 annual report to shareholders and company overview, should contact our transfer agent, The Bank of New York, at 877-429-1240 (U.S.), 212-815-3700 (outside of the U.S.) or www.stockbny.com or may write to them at P.O. Box 11002, Church Street Station, New York, New York 10286-1002.
•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder. Any shareholder in the household may request prompt delivery of a copy of the proxy statement, 2006 annual report to shareholders and company overview by contacting Schering-Plough at 908-298-3636 or may write to Schering-Plough at Office of the Corporate Secretary, Schering-Plough Corporation, 2000 Galloping Hill Road, Mail Stop: K-1-4-4525, Kenilworth, New Jersey 07033.

Electronic Access to Proxy Materials and Annual Report

This proxy statement, the 2006 annual report to shareholders and the company overview are available on Schering-Plough’s website at www.schering-plough.com. You can save Schering-Plough postage and printing expense by consenting to access these documents over the internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a shareholder of record, you may sign up for this service by logging onto the internet at https://www.giveconsent.com/sgp. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as telephone and internet access charges, for which you are responsible.

SOLICITATION OF PROXIES

Schering-Plough has retained Georgeson Shareholder Communications, Inc. to solicit proxies for a fee of $15,000, plus reasonable out-of-pocket expenses. Solicitation of proxies will be undertaken through the mail, in person, by telephone, the internet, and videoconference. Officers and employees of Schering-Plough may also solicit proxies. Costs of solicitation will be borne by Schering-Plough.

SHAREHOLDER INFORMATION

Shareholder Proposals for Inclusion in 2008 Proxy Statement

Schering-Plough encourages shareholders to contact the Office of the Corporate Secretary prior to submitting a shareholder proposal or any time they have concerns about Schering-Plough. At the direction of the Board, the Office of the Corporate Secretary acts as the corporate governance liaison to shareholders.

If any shareholder intends to present a proposal for inclusion in Schering-Plough’s proxy materials for the 2008 Annual Meeting of Shareholders, such proposal must be received by Schering-Plough not later than the close of business at 5:00 p.m. (Eastern time) on December 15, 2007 for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in Schering-Plough’s proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Schering-Plough-sponsored proxy materials. In order to allow Schering-Plough to identify the proposal as being subject to Rule 14a-8 and to respond in a timely manner, shareholder proposals are required to be submitted to the Office of the Corporate Secretary as follows:

Office of the Corporate Secretary
Schering-Plough Corporation
2000 Galloping Hill Road
Mail Stop: K-1-4-4525
Kenilworth, New Jersey 07033
Phone: 908-298-3636
Fax: 908-298-7303

Other Shareholder Proposals for Presentation at the 2008 Annual Meeting of Shareholders

The By-Laws of Schering-Plough provide a formal procedure for bringing business before the Annual Meeting of Shareholders. A shareholder proposing to present a matter before the 2008 Annual Meeting of Shareholders is required to deliver a written notice to the Corporate Secretary of Schering-Plough, not earlier than the close of business at 5:00 p.m. (Eastern time) on January 19, 2008 and not later than close of business on February 18, 2008. In the event that the date of the Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s Annual Meeting of Shareholders, the notice must be delivered to the Corporate Secretary of Schering-Plough not earlier than the 120th day prior to such Annual Meeting of Shareholders and not later than the later of the 90th day prior to such Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made by Schering-Plough if the announcement is made less than 99 days prior to the Annual Meeting of Shareholders. The notice must contain a brief description of the business desired to be brought, the reasons for conducting such business, the name and address of the shareholder and the number of shares of Schering-Plough’s stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If these procedures are not complied with, the proposed business will not be transacted at the Annual Meeting of Shareholders. Such By-Law provisions are not intended to affect any rights of shareholders to request inclusion of proposals in Schering-Plough’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies Schering-Plough after February 28, 2008 of an intent to present a proposal at Schering-Plough’s 2008 Annual Meeting of Shareholders (and for any reason the proposal is voted upon at that Annual Meeting of Shareholders), Schering-Plough’s proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

Procedures for Shareholder Nomination of Directors

The Nominating and Corporate Governance Committee will consider shareholder recommendations for Directors. Shareholder recommendations must be forwarded by the shareholder to the Office of the Corporate Secretary of Schering-Plough with biographical data about the recommended individual.

The By-Laws of Schering-Plough provide the formal procedure for nominations by shareholders of Director candidates. A shareholder intending to make such a nomination is required to deliver to the Office of the Corporate Secretary of Schering-Plough, not less than 30 days prior to a meeting called to elect Directors, a notice with the name, age, business and residence addresses and principal occupation or employment of, and number of shares of stock of Schering-Plough beneficially owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement prepared in accordance with the proxy rules of the SEC, and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented at the meeting. If, however, other matters are properly presented, the designated proxies — Fred Hassan, Robert Bertolini and Susan Ellen Wolf — will vote the shares represented thereby in accordance with the recommendation of the Board of Directors as to such matters, or if no recommendation is made by the Board, then in accordance with the Board’s best judgment pursuant to the authority granted in the proxy.

By Order of the Board of Directors

Susan Ellen Wolf
Corporate Secretary and
Vice President – Corporate Governance

DIRECTIONS

The Miracle Theatre
280 Miracle Mile
Coral Gables, FL 33134

FROM SOUTH: Take US HWY 1 to LeJeune Road, make a left and take LeJeune to Miracle Mile and then make a right. The theatre is located on the right-hand side.

FROM NORTH: Take I-95 to 836 West Bound to LeJeune (South Bound) and make a left on Miracle Mile. The theatre will be located on the right-hand side.

PARKING

Coral Gables has three parking garages located near the Miracle Theatre. Two garages are located on Andalusia Avenue (a one-way street off LeJeune), one on the west side of the theatre, and one on the east side. There is also a new 600 car garage located in the 200 block on Aragon, one block from the theatre.

YOUR VOTE IS IMPORTANT VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET
https://www.proxypush.com/sgp

·	Go to the website address listed above.
·	Have your proxy and voting instruction card ready.
·	Follow the simple instructions that appear on your computer screen.
OR
TELEPHONE
1-866-307-6114

·	Use any touch-tone telephone.
·	Have your proxy and voting instruction card ready.
·	Follow the simple recorded instructions.
OR
MAIL

·	Mark, sign and date your proxy and voting instruction card.
·	Detach your proxy and voting instruction card.
·	Return your proxy and voting instruction card in the postage-paid envelope provided.

Your internet or telephone vote authorizes the named proxies or trustee to vote your shares in the same manner as if you marked, signed and returned your proxy and voting instruction card, and there is no need for you to mail back your card.
1-866-307-6114
CALL TOLL-FREE TO VOTE

The internet and telephone voting facilities will close at 5:00 p.m. Eastern Time on May 17, 2007.
For Savings Plan Participants, to allow sufficient time for the trustee to vote your shares under either plan, voting facilities will close at 6:00 a.m. Eastern Time on May 16, 2007.
▼ PLEASE DETACH CARD HERE ▼

The Board recommends a vote FOR proposals 1, 2, 3 and 4 and AGAINST proposal 5.

1.	Elect twelve Directors named below for a one-year term:

The Board
Recommends
â
FOR all nominees (except as indicated to the contrary below)	☐	WITHHOLD authority to vote for all nominees	☐

Nominees:	1 — Hans W. Becherer, 2 — Thomas J. Colligan, 3 — Fred Hassan,
4 — C. Robert Kidder, 5 — Philip Leder, M.D., 6 — Eugene R. McGrath,
7 — Carl E. Mundy, Jr., 8 — Patricia F. Russo, 9 — Jack L. Stahl,
10 — Kathryn C. Turner, 11 — Robert F.W. van Oordt, 12 — Arthur F. Weinbach.
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.

The Board
Recommends
â
		FOR	AGAINST	ABSTAIN
2.	Ratify the designation of Deloitte & Touche LLP to audit the books and accounts for 2007.	☐	☐	☐

The Board
Recommends
â
		FOR	AGAINST	ABSTAIN
3.	Approve amendments to Certificate of Incorporation and By-Laws to reduce shareholder supermajority vote requirements to a majority vote.	☐	☐	☐
The Board
Recommends
â
4.	Approve an amendment to the Certificate of Incorporation to elect Directors by a majority vote rather than a plurality vote.	☐	☐	☐
The Board
Recommends
â
5.	Shareholder proposal relating to performance based stock options.	☐	☐	☐

	To change your address, please mark this box.	☐

SCAN LINE	☐	☐	☐
Please vote, sign, date and return this card promptly using the enclosed envelope. Sign exactly as your name appears on this card. Each joint tenant may sign. When signing as attorney, trustee, etc., give full title.

Date	Shareholder sign here	Co-Owner sign here

SCHERING-PLOUGH CORPORATION
2000 Galloping Hill Road
Kenilworth, New Jersey 07033
2007 ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholder:
     The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at The Miracle Theatre, 280 Miracle Mile, Coral Gables, Florida, on Friday, May 18, 2007 at 9:00 a.m.
     To be certain that your vote is counted, we urge you to complete and sign the proxy and voting instruction card below, detach it from this letter, and return it in the prepaid envelope enclosed in this package. Alternatively, you can vote by internet or telephone by following the instructions on the opposite side of this card.
     Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please write to The Bank of New York at the address found in your proxy statement and an admission ticket will be sent to you. To be admitted, you must present both the admission ticket and a photo identification.

Susan Ellen Wolf
Corporate Secretary and
Vice President — Corporate Governance
April 13, 2007

SCHERING-PLOUGH CORPORATION — PROXY AND VOTING INSTRUCTION
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Shareholders, May 18, 2007
     I appoint Fred Hassan, Robert Bertolini and Susan Ellen Wolf individually as proxies to vote all of my Schering-Plough Corporation common shares entitled to vote at the Annual Meeting of Shareholders to be held at The Miracle Theatre, 280 Miracle Mile, Coral Gables, Florida, on Friday, May 18, 2007, and at any and all adjournments or postponements of that meeting, as directed on the other side of this card and, in their discretion upon other matters that arise at the meeting. I revoke any proxy previously given for the same shares.
     The proxy is solicited on behalf of the Board of Directors of Schering-Plough.This proxy when properly executed will be voted in the manner directed on the reverse side of this card. If no instructions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.
     For participants in the Schering-Plough Employees’ Savings Plan and Schering-Plough Puerto Rico Employees’ Retirement Savings Plan: In accordance with the provisions of the plans, I direct the trustee of such plans to sign a proxy for me in substantially the form set forth on the reverse side of this card. Voting rights will be exercised by the trustee as directed. If the trustee does not receive voting instructions for shares credited to Company Stock Account(s) under the plans, it will vote those shares in the same proportion as shares held under each respective plan for which voting instructions were timely received.
(Continued and to be signed on the reverse side)

SCHERING-PLOUGH CORPORATION
P.O. BOX 11371
NEW YORK, N.Y. 10203-0371